Hillman Announces Directors from Private Equity Firm Step Down from Board Following Final Share Sale

CINCINNATI, May 12, 2023 – Hillman Solutions Corp. (Nasdaq: HLMN) (the “Company” or “Hillman”), a leading provider of hardware products and merchandising solutions, announced that Joseph Scharfenberger, Jr., Co-Managing Partner of CCMP Capital (“CCMP”), and Richard Zannino, Managing Director of CCMP, have stepped down from Hillman’s board of directors, effective May 11, 2023.

The change follows CCMP, a private equity firm, exiting its position in Hillman’s stock through a secondary offering, which is expected to close on May 15, 2023. During the offering, CCMP sold its remaining 22,455,000 shares and is no longer a shareholder.

Since CCMP’s initial investment in Hillman in 2014, sales have doubled to approximately $1.5 billion in 2022. During their time as owners, CCMP made meaningful investments into Hillman’s high-margin Robotics & Digital business and distribution network, allowing Hillman to provide best-in-class services to its blue-chip customer base.

Hillman’s Chairman and CEO Doug Cahill commented, “We are a better company today because of the leadership that Joe and Rich provided the management team over the past nine years. We are grateful for the support and investments from CCMP, which were vital to our growth and success. We look forward to continuing to build on our legacy of best-in-class customer service as well as our long-term track record of growth.”

Following the changes, the Hillman Board of Directors consists of eight board members, seven of which are independent.

About Hillman
Founded in 1964 and headquartered in Cincinnati, Ohio, Hillman is a leading North American provider of complete hardware solutions, delivered with industry best customer service to over 40,000 locations. Hillman designs innovative product and merchandising solutions for complex categories that deliver an outstanding customer experience to home improvement centers, mass merchants, national and regional hardware stores, pet supply stores, and OEM & Industrial customers. Leveraging a world-class distribution and sales network, Hillman delivers a “small business” experience with “big business” efficiency. For more information on Hillman, visit www.hillmangroup.com.

Forward Looking Statements
All statements made in this press release that are consider to be forward-looking are made in good faith by the Company and are intended to qualify for the safe harbor from liability established by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. You should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," “target”, “goal”, "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) unfavorable economic conditions that may affect operations, financial condition and cash flows including spending on home renovation or construction projects, inflation, recessions, instability in the financial markets or credit markets; (2) increased supply chain costs, including raw materials, sourcing, transportation and energy; (3) the highly competitive nature of the markets that we serve; (4) the ability to continue to innovate with new products and services; (5) seasonality; (6) large customer concentration; (7) the ability to recruit and retain qualified employees; (8) the outcome of any legal proceedings that may be instituted against the Company; (9) adverse changes in currency exchange rates; (10) the impact of COVID-19 on the Company’s business; or (11) regulatory changes and potential legislation that could adversely impact financial results. The foregoing list of factors is not exclusive, and readers should also refer to those risks that are included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including this Annual Report on Form 10-K filed on February 27, 2023. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward looking statements.
Except as required by applicable law, the Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements in this communication to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contact:
Michael Koehler
Vice President of Investor Relations & Treasury
513-826-5495
IR@hillmangroup.com